Exhibit 10.3

AMENDMENT TO THE

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P. EXECUTIVE DEFERRED COMPENSATION PLAN

WHEREAS, Calumet Specialty Products Partners, L.P. (the “Company”) maintains the Calumet Specialty Products Partners, L.P. Executive Deferred Compensation Plan (the “Plan”), for the benefit of a select group of the Company’s and its affiliates management and highly compensated employees as well as members of the board of directors (the “Board”) of the Company’s general partner, Calumet GP, LLC;

WHEREAS, the Company, through an action of the Board, has reserved the right to amend the Plan at any time pursuant to Section 10.2 thereof; and

WHEREAS, the Company wishes to amend the Plan to clarify that enrollment periods under the Plan may include mid-year deferral election windows to the fullest extent permitted by Treasury Regulation § 1.409A-2(a)(8).

NOW, THEREFORE, effective as of January 1, 2022, the Plan is hereby amended as follows:

1.	Section 2.1(ff) of the Plan is hereby amended and restated in its entirety to read as follows:

(ff)  “Open Enrollment Period” means the period occurring each year during which an Eligible Person may make his elections to defer his Cash Incentive Award for a Plan Year pursuant to Article IV. Open Enrollment Periods will end no later than (i) December 31 of each Plan Year preceding the Plan Year in which the services will be performed with respect to the Cash Incentive Award to be deferred, or (ii) with respect to a Cash Incentive Award that constitutes performance-based compensation, the date that is six months before the end of the performance period, or, if earlier, the date prior to the date such compensation has become readily ascertainable.

2.	The first paragraph of Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

4.1  General Rules Regarding Deferral Elections. An Eligible Person may become a Participant in the Plan for the applicable Plan Year by electing during the Open Enrollment Period to defer his Cash Incentive Award pursuant to the terms of this Section 4.1 on an Election Form. Such Election Form will be submitted to the Plan Administrator by the date specified by the Plan Administrator and will be effective with respect to any Cash Incentive Award the Participant earns beginning January 1 of the Plan Year immediately following the Plan Year in which the Election Form was properly submitted or, in the case of a mid-year deferral election with respect to performance-based compensation, with respect to any Cash Incentive Award the Participant earns beginning January 1 of the Plan Year

Exhibit 10.3

in which (or if different, the start date of the applicable performance period for which) such Election Form was submitted.

IN WITNESS WHEREOF, to record the adoption of this amendment to the Plan, the Company has caused it to be executed this 6th day of May, 2024.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By: Calumet GP, LLC, its General Partner

By: /s/ Christina M. Baldwin
Name: Christina M. Baldwin Title: Sr. VP Human Resources